EXHIBIT 99.1

Press Release Dated August 5, 2015

Geron Corporation Reports Second Quarter 2015 Financial Results

MENLO PARK, Calif., August 5, 2015 -- Geron Corporation (Nasdaq: GERN) today reported financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Results

For the second quarter of 2015, the company reported a net loss of $9.4 million, or $0.06 per share, compared to $8.7 million, or $0.06 per share, for the comparable 2014 period. Revenues for the second quarter of 2015 were $251,000 compared to $341,000 for the comparable 2014 period. Interest and other income for the second quarter of 2015 amounted to $145,000 compared to $99,000 for the comparable 2014 period. The company ended the second quarter of 2015 with $157.0 million in cash and investments.

Total operating expenses for the second quarter of 2015 were $9.7 million compared to $9.0 million for the comparable 2014 period. Research and development expenses for the second quarter of 2015 were $4.8 million compared to $5.2 million for the comparable 2014 period. General and administrative expenses for the second quarter of 2015 were $4.0 million compared to $3.9 million for the comparable 2014 period. Operating expenses for the 2015 second quarter also included restructuring charges of $941,000 in connection with the company’s organizational resizing announced in March 2015.

The decrease in research and development expenses for the 2015 second quarter, compared to the same period in 2014, was primarily the net result of reduced personnel-related and other research costs resulting from the organizational resizing, partially offset by increased costs for the development of imetelstat for hematologic myeloid malignancies in collaboration with Janssen Biotech, Inc. (Janssen). The company expects research and development expenses to increase during the remainder of the year as the development of imetelstat continues in collaboration with Janssen. The increase in general and administrative expenses for the 2015 second quarter, compared to the same period in 2014, was primarily the result of higher non-cash stock-based compensation expense and higher consulting costs in connection with business development activities to identify potential new product candidates.

Six Months Ended 2015 Results

Net loss for the first six months of 2015 was $18.7 million, or $0.12 per share, compared to $17.2 million, or $0.11 per share, for the comparable 2014 period. Revenues for the first six months of 2015 were $788,000 compared to $815,000 for the comparable 2014 period. Interest and other income for the first six months of 2015 was $294,000 compared to $182,000 for the comparable 2014 period. The company has not incurred any impairment charges on its investment portfolio.

Total operating expenses for the first six months of 2015 were $19.7 million compared to $18.2 million for the comparable 2014 period. Research and development expenses for the first six months of 2015 were $9.8 million compared to $10.4 million for the comparable 2014 period. General and administrative expenses for the first six months of 2015 were $8.6 million compared to $7.8 million for the comparable 2014 period. Year-to-date operating expenses for 2015 also included restructuring charges of $1.3 million.

The decrease in research and development expenses for the first six months of 2015, compared to the same period in 2014, was primarily the net result of reduced personnel-related and other research costs resulting from the organizational resizing, partially offset by increased costs for the development of imetelstat in collaboration with Janssen. The increase in general and administrative expenses for the first six months of 2015, compared to the same period in 2014, was primarily the result of higher non-cash stock-based compensation expense and higher consulting costs in connection with business development activities to identify potential new product candidates.

Recent Company Events

Status of Imetelstat Collaboration with Janssen

●	In June 2015, the United States Food and Drug Administration (FDA) granted orphan-drug status to imetelstat for the treatment of myelofibrosis.
●	In July 2015, the IMbark™ study, a Phase 2 clinical trial to evaluate the activity of two dose levels of imetelstat in patients with DIPSS intermediate-2 or high-risk myelofibrosis who have relapsed after or are refractory to a JAK inhibitor, opened to patient enrollment at the first study site. Multiple medical centers across North America, Europe and Asia are planned to participate in this clinical trial. For more information about the IMbark™ study being conducted by Janssen, please visit http://clinicaltrials.gov/ct2/show/NCT02426086.

“We expect our transition activities for the imetelstat program to Janssen to be completed in the third quarter and have been pleased with the progress Janssen has made with imetelstat,” said John A. Scarlett, M.D., Geron’s President and Chief Executive Officer. “Our business development efforts continue, as we seek to identify and acquire and/or in-license other oncology products, programs or companies.”

About Geron

Geron is a clinical stage biopharmaceutical company focused on the collaborative development of a first-in-class telomerase inhibitor, imetelstat, in hematologic myeloid malignancies. For more information about Geron, visit www.geron.com.

Use of Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release regarding: (i) Geron’s potential receipt of development, regulatory and sales milestones, as well as royalties on potential future sales of imetelstat commercialized under the collaboration agreement with Janssen; (ii) timing of planned and potential clinical trials of imetelstat to be conducted under the collaboration agreement with Janssen, including the Phase 2 study in myelofibrosis and the Phase 2 study in myelodysplastic syndromes, and other potential activities under the collaboration agreement with Janssen; (iii) the safety and efficacy of imetelstat; (iv) Geron’s desire to diversify its product portfolio; (v) financial projections and expectations; (vi) intellectual property protection; and (vii) other statements that are not historical facts, constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (i) the uncertain, time-consuming and expensive product development and regulatory process, including whether Geron and Janssen will succeed in overcoming all of the clinical safety and efficacy, technical, scientific, manufacturing and regulatory challenges in the development and commercialization of imetelstat; (ii) the fact that Geron may not receive any milestone, royalty or other payments from Janssen because Janssen may terminate the collaboration agreement for any reason; (iii) the ability of Geron and Janssen to protect and maintain intellectual property rights for imetelstat; (iv) Geron’s dependence on Janssen for the development, regulatory approval, manufacture and commercialization of imetelstat, including the risks that if Janssen were to breach or terminate the collaboration agreement or otherwise fail to successfully develop and commercialize imetelstat and in a timely manner, or at all, Geron would not obtain the anticipated financial and other benefits of the collaboration agreement with Janssen and the clinical development or commercialization of imetelstat could be delayed or terminated; (v) whether imetelstat is safe and efficacious, and whether any future efficacy or safety results may cause the benefit-risk profile of imetelstat to become unacceptable; (vi) whether imetelstat can be applied to any or to multiple hematologic malignancies; (vii) unanticipated expenses or charges resulting from the organizational resizing; (viii) whether Geron will obtain additional products or engage in any strategic transaction; and (ix) the need for future capital. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors,” including Geron’s quarterly report on Form 10-Q for the quarter ended June 30, 2015. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

CONTACT:
Anna Krassowska, Ph.D.
Investor and Media Relations
650-473-7765
investor@geron.com
media@geron.com

Financial table follows.

GERON CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except share and per share data)	2015	2014	2015	2014
Revenues:
License fees and royalties	$251	$341	$788	$815

Operating expenses:
Research and development	4,812	5,151	9,799	10,362
Restructuring charges	941	—	1,347	—
General and administrative	3,977	3,853	8,577	7,847
Total operating expenses	9,730	9,004	19,723	18,209
Loss from operations	(9,479)	(8,663)	(18,935)	(17,394)

Unrealized gain (loss) on derivatives	—	(147)	16	77
Interest and other income	145	99	294	182
Interest and other expense	(22)	(23)	(46)	(39)
Net loss	$(9,356)	$(8,734)	$(18,671)	$(17,174)

Basic and diluted net loss per share:
Net loss per share	$(0.06)	$(0.06)	$(0.12)	$(0.11)
Shares used in computing net loss per share	158,066,910	156,706,196	157,807,239	150,086,007

CONDENSED BALANCE SHEETS

	June 30,	December 31,
(In thousands)	2015	2014
	(Unaudited)	(Note 1)
Current assets:
Cash, cash equivalents and restricted cash	$16,064	$43,062
Current marketable securities	122,214	108,645
Other current assets	1,920	1,699
Total current assets	140,198	153,406

Noncurrent marketable securities	18,734	18,932

Property and equipment, net	151	173
	$159,083	$172,511

Current liabilities (Note 2)	$40,727	$41,799
Stockholders’ equity	118,356	130,712
	$159,083	$172,511

Note 1:	Derived from audited financial statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Note 2:	Current liabilities balance as of June 30, 2015 and December 31, 2014 includes $35 million in deferred revenue resulting from the upfront payment received under the collaboration with Janssen in December 2014. The company expects to fully recognize the $35 million upfront payment as collaboration revenue upon the completion of imetelstat technology transfer-related activities which is anticipated to occur by September 30, 2015.

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